Bank Acceptance

Agreement

No.: 3011700074420759

Important Notice: This Agreement is entered into by the Parties in accordance with laws based on equality and free will, and the terms and conditions of this Agreement fully reflect the genuine intention of the Parties hereto.

Party A (Accepting bank): Industrial and Commercial Bank of China Limited, Shanghai Zhangjiang Branch

Address: No. 639 Zhangjiang Road, Pudong District, Shanghai ,China

Legal representative: Qiqing Jiang

Party B (Drawer): CER Energy Recovery (Shanghai) Co., Ltd.

Address: Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai ,China

Legal representative: Qinghuan Wu

To specify the rights and obligations and ensure the proper execution of the bank acceptance transaction, Party A and Party B hereby enter into this Agreement after negotiation.

Article 1 Acceptance Terms

1.1 Party A agrees to accept the bank acceptance notes made by Party B.

The bank acceptance notes are made based on the trade contracts between Party B and the receivers listed in the list of bank acceptance notes. The total amount is RMB 8,800,000, with 16 notes. Please refer to the list of bank acceptance notes for details.

1.2 The list of bank acceptance notes is an integral part of this Agreement.

1.3 In case of a conflict between the Agreement and the bank acceptance note, the latter shall govern.

Article 2 Security and Guaranty

2.1 Party B shall put security with amount of 10% of par value of the notes into the specified security account before Party A starts the acceptance.

2.2 Party B has the right to ask Party A for legal and effective guaranty. The maximum guarantee contract is signed. (Contract No. 30115010485201)

2.3 If there occurs any events that may affect the creditor’s right of Party A, Party B shall put more security or provide other guaranty recognized by Party A.

Article 3 Charge

The charge of the acceptance transaction is 0.05% of par value, with guarantee charge of 1.95%.

Article 4 Representations and Warranties

Party B makes the following representations and warranties to Party A, and these representations and warranties will remain valid and effective within the term of this Agreement:

4.1 It is eligible to act as a drawer hereunder, and has real and legal background to enter into and perform this Agreement.

4.2 All documents and information provided by Party B to Party A are true, accurate, complete and effective and do not contain any false record, gross omission or misleading statement.

4.3 It has obtained all necessary authorizations or approvals to enter into this Agreement. Its execution and performance of this Agreement does not violate its articles of association or any applicable laws or regulations, or conflict with any of its obligations under other contracts.

4.4 It has not concealed from Party A any litigation, arbitration or claim involving Party B.

Article 5 Undertakings of Party B

5.1 Party B undertakes to strictly obey the requirements of security management stipulated by Party A.

5.2 Party B undertakes to provide Party A with the original of the deducting form of VAT invoice with stamp of tax office, which is also consistent with the trade contract.

5.3 Party B undertakes to fully pay the par value into the bank account opened with Party A 3 working days prior to the due date of the bank acceptance notes. Account No.: 1001145719006914063.

5.4 Party B undertakes to provide Party A with the financial and accounting information such as balance sheets, income statements and cash flow statements; accept and actively cooperate with Party A’s check and supervision on its production, operational and financial conditions.

5.5 Party B undertakes to inform Party A 3 working days in advance and obtain prior consent of Party A or make appropriate arrangements in relation to the realization of Party A's claims to Party A’s satisfaction, before it carries out any merger, division, transfer of material assets and other action that may cause an adverse impact on Party A’s rights and interests.

5.6 Party B undertakes to promptly notify Party A upon occurrence of any of the following events:

A. any change to its articles of association, business scope, registered capital, legal representative or stock ownership;

B. its winding-up, dissolution, liquidation, suspension of business, revocation or cancellation of its business license, or application (or be applied for) for bankruptcy;

C. it is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to seizure, attachment or supervision in accordance with applicable laws; or

D. any of its directors or current senior management personnel is suspected of major crime or involved in any material economic dispute.

E. there is any liability accident caused by Party B's violation of applicable laws and regulations, regulatory rules or industry standard in relation to food safety, production safety or environmental protection;

F. other events which may affected the realization of Party A's creditor right.

5.7 In case of any dispute with Party B and the receiver or the note holder, it is within Party B’s discretion to settle the matter. Party B undertakes to pay enough money to the account opened with Party A before the due date of the acceptance notes.

Article 6 Undertakings of Party A

6.1 Party A undertakes to timely perform the acceptance procedure after Party B deposits the security, provides the guaranty and pay related expenses stipulated by this Agreement.

6.2 Party A undertakes to unconditionally pay the amount at the par value of the note to the note holder after checking the documents of authority for collection, remittance documents received from the opening bank of the note holder.

Article 7 Default

7.1 Party B will be in default upon occurrence of any of the following events:

A. Party B fails to deliver the tax invoice related to the trade contract as required to Party A;

B. Party B delivers false invoice to Party A;

C. Party B fails to repay the money in accordance with this Agreement, or fails to perform any other obligations hereunder, or breaches any of its representations, warranties or undertakings hereunder;

D. Party B fails to deposit more security or provide other guaranty acceptable to Party A when the guaranty provided hereunder suffers any change that is adverse to the claim of Party A;

E. Party B fails to settle any other debt when it becomes due (including due to accelerated maturity declared by the creditor), or is in default or breach of any of its obligations under other agreements, which has affected or may affect performance of its obligations hereunder;

F. Party B's ability to make profit, repay debts or operate its business, or its financial indicators such as cash flow do not comply with agreed standard or suffer deterioration, or Party B's equity structure, production, operation or external investment suffers any material adverse change, which has affected or may affect performance of its obligations hereunder;

G. Party B’s property is subject to attachment, seizure or enforcement, which has affected or may affect performance of its obligations hereunder;

H. Party B is or may be involved in any material economic dispute, litigation or arbitration, which has affected or may affect performance of its obligations hereunder;

I. Party B is investigated or punished by any competent judicial or administrative authority in accordance with laws, which has affected or may affect performance of its obligations hereunder;

J. there is any abnormal change or missing of major individual investor or key management personnel of Party B, or any competent judicial authority has launched investigation on or restricted right of freedom of such investor or personnel in accordance with laws, which has affected or may affect performance of Party B's obligations hereunder;

K. Party B is or may be under winding-up, dissolution, liquidation, suspension of business, or its business license has been or may be revoked or cancelled, or it has applied or been applied, or may apply or be applied, for bankruptcy;

L. there is any liability accident caused by Party B's violation of applicable laws and regulations, regulatory rules or industry standard in relation to food safety, production safety or environmental protection, which has affected or may affect performance of its obligations hereunder;

M. other events that may cause adverse impact on realization of Party A's claim hereunder.

7.2 If Party B is in default, Party A may require Party B to remedy its default within a designated period; or Party A has the right to ask early repayment from Party B or collect the due amount from all the depositary accounts of Party B opened with Party A; Party A has the right to cease conducting new bank acceptance business for Party B.

7.3 If Party B fails to repay the amount when the notes becomes due, Party A has the right to deduct from the security account and any depositary account opened with Party A. If the deduction is not enough to repay the due amount, Party A may take any one or more of the following steps:

A. Party A may impose penalty interest on Party B at the daily overdue penalty interest rate of 0.05% immediately following the advancement date.

B. Party A has the right to refuse any new bank acceptance business for Party B until the advancement is paid off.

C. Other steps stipulated by law or this Agreement.

Article 8 Miscellaneous

8.1 The Parties shall attempt to resolve through consultation any dispute arising from the conclusion, contents, performance and interpretation of this Agreement or in connection with this Agreement. If the Parties are not willing to or are unable to resolve such dispute through consultation, either Party may submit the dispute to a court in the place where Party A is located to start litigation.

8.2 Failure to exercise, partial exercise or delay in exercise by Party A of any of its rights hereunder will not constitute waiver of or amendment to such right or any other right, nor will it affect Party A's further exercise of such right or any other right.

8.3 Invalidity or unenforceability of any provision hereof will not affect validity or enforceability of any other provision hereof or validity of the whole Agreement.

8.4 This Agreement shall become void automatically after Party B settle up the notes.

8.5 The Agreement is made in three duplicates with the equal legal effect. Party A shall hold two and Party B shall hold one.

8.6 Others

A. The breach of any contract between Party B and any financial authority constitutes shall be the breach of this Agreement. Party A has the right to claim accelerating maturity of this Agreement.

B. Party B undertakes to open specific security account with Party A. The security shall be deposited into the account 3 working days before the due date.

C. Party B undertakes that the financial terms with other banks are not better than those with Party A. The percentage of business of Party A is not less than that of financing.

D. Party B shall not use its effective operational assets to mortgage, pledge or provide guaranty without the written consent from Party A.

Party A: Industrial and Commercial Bank of China Limited, Shanghai Zhangjiang Branch

(Seal)

Legal Representative (Or duly authorized representative): Qinqing Jiang

Party B: CER Energy Recovery (Shanghai) Co., Ltd. (Seal)

Legal Representative (Or duly authorized representative): Qinghuan Wu

Date: November 24, 2011